UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2021

TREBIA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39331	98-1531250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Madison Avenue, Suite 2020	10010
New York, NY	(Zip Code)
(Address of principal executive offices)

(646) 450-9187

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share, and one-third of one Redeemable Warrant	TREB.U	The New York Stock Exchange
Class A common ordinary shares, par value $0.0001 per share	TREB	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TREB WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review.

In light of recent guidance issued by the U.S. Securities and Exchange Commission (the “SEC”), the management of the Company has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of the redeemable shares of class A common stock (“Redeemable Shares”) issued in connection with the Company’s initial public offering. Historically, a portion of the Redeemable Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Pursuant to such re-evaluation, the Company’s management has determined that the Redeemable Shares include certain provisions that require classification of the Redeemable Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination.

As a result of the foregoing, the Company’s management and the audit committee of the Company’s board of directors (“Audit Committee”) concluded that the Company’s previously issued (i) audited balance sheet included in the Current Report on Form 8-K as of June 19, 2020, filed with the SEC on June 25, 2020, (ii) audited balance sheet as of December 31, 2020, as previously restated in the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, filed with the SEC on June 23, 2021 (the “Form 10-K”), (iii) unaudited interim financial statements included in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 14, 2020, (iv) unaudited interim financial statements included in the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 12, 2020, (v) unaudited interim financial statements included in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on July 2, 2021, and (vi) unaudited interim financial statements included in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 23, 2021 (collectively the “Affected Periods”), should be restated to report all Redeemable Shares as temporary equity and should no longer be relied upon. As such, the Company has restated its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q for the period ended on September 30, 2021 (“Q3 Form 10-Q”), filed on November 16, 2021, as described therein.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in the Q3 Form 10-Q.

Management has discussed the matters disclosed pursuant to this Item 4.02 with Marcum LLP, the Company's independent registered public accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the Restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trebia Acquisition Corp.

Date: November 16, 2021	By:	/s/ Tanmay Kumar
	Name:	Tanmay Kumar
	Title:	Chief Financial Officer

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